Exhibit 99.2

FOUNDATION SURGERY AFFILIATES, LLC

Condensed Consolidated Balance Sheet

As of June 30, 2013

(Unaudited)

ASSETS
Cash and cash equivalents	$1,697,527
Accounts receivable, net of allowances for doubtful accounts of $2,090,081	9,551,964
Receivables from affiliates	828,039
Supplies inventories	1,983,224
Prepaid and other current assets	2,308,526

Total current assets	16,369,280

Property and equipment, net	10,852,172
Equity method investments in affiliates	7,056,224
Intangible assets, net	9,373,897
Goodwill	1,154,528
Other assets	126,559

Total assets	$44,932,660

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$12,452,009
Accrued liabilities	6,116,719
Preferred member dividends payable	3,372,234
Short-term debt	4,103,626
Current portion of long-term debt	6,828,981

Total current liabilities	32,873,569

Long-term debt, net of current portion	10,177,879
Other liabilities	5,796,910

Total liabilities	48,848,458
Preferred member interest	11,072,465
Commitments and contingencies (Note 4)
Member’s Deficit:
Foundation Surgery Affiliates member’s deficit:
Paid-in capital	2,705,791
Accumulated deficit	(14,826,094)

Total Foundation Surgery Affiliates member’s deficit	(12,120,303)
Noncontrolling interests	(2,867,960)

Total member’s deficit	(14,988,263)

Total liabilities, preferred member interest and member’s deficit	$44,932,660

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION SURGERY AFFILIATES, LLC

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2013 and 2012

(Unaudited)

	2013	2012
Revenues:
Patient services	$34,486,737	$15,214,799
Management fees from affiliates	3,525,849	4,194,663
Equity in earnings of affiliates	3,053,860	3,196,638
Other revenue	2,796,872	853,233
Provision for doubtful accounts	(1,727,413)	(228,587)

Revenues	42,135,905	23,230,746
Operating Expenses:
Salaries and benefits	12,795,379	6,774,001
Supplies	10,334,226	4,634,660
Other operating expenses	15,903,354	7,091,523
Depreciation and amortization	2,346,061	1,143,936

Total operating expenses	41,379,020	19,644,120
Operating income	756,885	3,586,626
Other Income (Expense):
Interest expense, net	(1,022,772)	(554,757)
Gain (loss) on sale of equity investments in affiliates	—	365,111
Other income (expense)	3,157	—

Net other (expense)	(1,019,615)	(189,646)

Net income (loss)	(262,730)	3,396,980
Less: Net income (loss) attributable to noncontrolling interests	(817,990)	67,899

Net income attributable to Foundation Surgery Affiliates	$555,260	$3,329,081

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION SURGERY AFFILIATES, LLC

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2013 and 2012

(Unaudited)

	2013	2012
Operating activities:
Net income (loss)	$(262,730)	$3,396,980
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,346,061	1,143,936
(Gain) on sale of equity investment in affiliates	—	(365,111)
Provision for doubtful accounts	1,727,413	228,587
Equity in earnings of affiliates	(3,053,860)	(3,196,638)
Changes in assets and liabilities, net of acquisitions –
Accounts receivable, net of provision for doubtful accounts	(4,430,322)	(16,602)
Receivables from affiliates	217,446	68,983
Supplies inventories	(39,940)	27,829
Prepaid and other current assets	107,610	(140,564)
Other assets	—	10,373
Accounts payable	1,855,676	691,955
Accrued liabilities	531,539	(247,491)
Other liabilities	23,272	31,513

Net cash provided by (used in) operating activities	(977,835)	1,633,750

Investing activities:
Purchase of property and equipment	(2,897,419)	(265,193)
Sale of equity investments in affiliates	—	576,873
Purchase of equity investments in affiliates	—	(200,000)
Distributions from affiliates	3,011,247	2,983,499

Net cash provided by investing activities	113,828	3,095,179

Financing activities:
Debt proceeds	4,247,473	777,192
Debt payments	(2,648,574)	(2,425,363)
Preferred member dividends	(814,102)	(211,094)
Distributions to noncontrolling interests	—	(31,502)
Contributions from noncontrolling interests	—	12,500
Distributions from (to) member	(747,680)	(1,302,774)

Net cash provided by (used in) financing activities	37,117	(3,181,041)

Net change in cash and cash equivalents	(826,890)	1,547,888
Cash and cash equivalents at beginning of year	2,524,417	981,105

Cash and cash equivalents at end of year	$1,697,527	$2,528,993

See Accompanying Notes to Condensed Consolidated Financial Statements

FOUNDATION SURGERY AFFILIATES, LLC

Notes to Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2013 and 2012

(Unaudited)

Note 1 – Nature of Business

Foundation Surgery Affiliates, LLC (the “Company”) is organized under the laws of the state of Nevada. The Company’s sole member is Foundation Healthcare Affiliates, LLC (“FHA”). The Company owns non-majority interests in ambulatory surgery centers (“ASCs” and “Affiliates”), organized as limited liability partnerships and limited liability companies, located in Texas, Oklahoma, Louisiana, Pennsylvania, New Jersey, Maryland and Ohio. The Company, through its consolidated variable interest entity, Foundation Surgical Hospital Affiliates, LLC (“FSHA”), owns controlling and noncontrolling interests in surgical hospitals located in Texas. The Company provides management services to a majority of its Affiliates under the terms of various management agreements.

Note 2 – Summary of Significant Accounting Policies

For a complete list of the Company’s significant accounting policies, please see the Company’s audited financial statements for the year ended December 31, 2012 included elsewhere in this Form 8-K.

Interim Financial Information – The condensed consolidated financial statements included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial statements and in accordance with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2013 are not necessarily indicative of results that may be expected for the year ended December 31, 2013. The consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2012 included elsewhere in this Form 8-K.

Consolidation – The accompanying consolidated financial statements include the accounts of Foundation Surgery Affiliates, LLC and its wholly owned, majority owned and controlled subsidiaries. In addition, a variable interest entity (“VIE”), FSHA, has been consolidated as the Company is the primary beneficiary of FSHA. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company accounts for its investments in Affiliates in which the Company exhibits significant influence, but not control, in accordance with the equity method of accounting. The Company does not consolidate its equity method investments, but rather measures them at their initial costs and then subsequently adjusts their carrying values through income for their respective share of the earnings or losses during the period. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the companies and records reductions in carrying values when necessary.

Use of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3 – Borrowings and Capital Lease Obligations

Short-term debt – On March 19, 2013, the Company borrowed $2,010,027 from the Company’s senior lender, Legacy Bank. The note bears interest at prime plus 3.75% (7% at June 30, 2013) and has a floor of 7%. The note requires monthly payments of interest only with all unpaid principal and interest due at maturity on March 18, 2014. The note is collateralized by the inventory, accounts receivable, equipment and other assets of one of the Company’s hospital subsidiaries.

On February 1, 2013, the Company entered into an insurance premium financing notes payable that bear interest rates ranging from 3.1%. The insurance note matures in February 2014 and the Company is required to make monthly payments of principal and interest payments of $18,472.

Long-term debt – The Company has a $1 million line of credit with its senior lender that is collateralized by the accounts receivable of one of the Company’s hospital subsidiaries. The line bears interest at a fixed interest rate of 6% and the Company is required to make monthly payments of interest. During the six months ended June 30, 2013, the Company borrowed an additional $465,000 on the line of credit. As of June 30, 2013, the Company had $104,000 available to borrow under the line.

Capital lease obligations – During the six months ended June 30, 2013, the Company entered into various capital leases, for a total of $1,611,413, that are collateralized by certain computer and medical equipment used by the Company. The capital leases mature on dates ranging from February 2016 to February 2017 and bear interest at fixed rates ranging from 5.5% to 13.7%. The Company is required to make monthly principal and interest payments under the capital leases totaling $45,917.

Senior Lender – The Company has entered into various short-term and long-term notes payable with its senior lender, Legacy Bank (referred to as “Legacy Debt”). As of June 30, 2013, the balance of the Legacy Debt was $12.7 million. The Legacy Debt is collateralized by substantially all of the Company’s assets and a portion is personally guaranteed by certain officers of the Company. In conjunction with the Legacy Debt, the Company has agreed to comply with certain financial covenants (as defined) including: Debt Service Coverage Ratio of 1.25 to 1 or more, Consolidated Funded Debt to Tangible Net Worth of 2.5 to 1 or less, and Minimum Tangible Net Worth of $5.4 million. Legacy Bank has waived the financial covenants until January 15, 2014. There is no assurance that Legacy Bank will waive any future violations of the financial covenants. See Note 12 – Subsequent Events for additional loan covenants agreed to in July 2013.

Note 4 – Commitments and Contingencies

The Company is exposed to asserted and unasserted legal claims encountered in the normal course of business, including claims for damages for personal injuries, medical malpractice, breach of contracts, wrongful restriction of or interference with physicians’ staff privileges and employment related claims. In certain of these actions, plaintiffs request payment for damages, including punitive damages that may not be covered by insurance. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company. There were no settlement expenses incurred during the six months ended June 30, 2013 and 2012.

Note 5 – Subsequent Events

Management evaluated all activity of the Company and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except the following:

Graymark Transaction – On March 29, 2013, FHA entered into an Amended and Restated Membership Interest Purchase Agreement (“Amended Purchase Agreement”) with Graymark Healthcare, Inc. (“Graymark”) pursuant to which Graymark will acquire from FHA (the “Acquisition”) all of the outstanding membership interests of FSA and FSHA as well as assets of FHA related to the businesses of the Companies. On July 22, 2013, FHA and Graymark entered into the First Amendment to the Amended Purchase Agreement (the “First Amendment” and together with the Amended Purchase Agreement, as amended, the “Purchase Agreement”).

Pursuant to the Purchase Agreement, in consideration for the Acquisition (the “Consideration”), Graymark (i) issued to FHA 114,500,000 shares of its Common Stock, (ii) issued to FHA a demand promissory note in the principal amount of $2 million, and (iii) assumed certain liabilities and obligations of FHA.

Legacy Bank Consent – On July 22, 2013, as a condition to Legacy Bank providing its consent to the Acquisition as required under its existing FSA and FSHA loan agreements, Graymark, its subsidiary TSH Acquisition, LLC (the “Guarantor”), FHA, the Company and its subsidiaries (collectively the “FHA Group”) entered into a Consent, Ratification, Acknowledgement and Amendment to Loan Documents Agreement (the “Consent”) with Legacy Bank. As part of the Consent, Guarantor entered into a Loan Guaranty Agreement (‘Guaranty”) and Collateral Pledge Agreement (“Pledge’) with Legacy Bank.

In the Consent, the FHA Group ratified and acknowledged existing Legacy loans, the loan balances, the existing loan covenants and further agreed to additional loan covenants applicable to all of these Legacy loans. In the Guaranty, the Guarantor agreed to guarantee the payment of certain of these existing Legacy loans as detailed below. In the Pledge, Guarantor granted Legacy Bank a security interest in all of its membership interests in FSA, and FSHA, as collateral on the Guaranty.

The additional loan covenants that apply to the FHA Group Loans with Legacy Bank include the following:

Distributions – FSA and FSHA are permitted to make distributions as follows:.

a.	Distributions solely between FSA and FSHA are permitted.

b.	FSA and FSHA may make combined monthly distributions to TSH of the lesser of 80% of Graymark’s regular monthly overhead or $100,000.

c.	FSA and FSHA may make quarterly distributions to TSH in the amount of TSH’s quarterly interest payment due on its preferred debt.

d.	FSA and FSHA may make monthly distributions to TSH to pay FHA assumed debt up to $70,000 per month;

e.	Such distributions may be made as long as immediately following a distribution the following conditions exist:

i.	on a combined basis FSA and FSHA maintain the global Debt Service Coverage Ratios by the dates as follows: 1.0 to 1 by June 30, 2013; 1.05 to 1 by September 30, 2013; 1.1 to 1 by December 31, 2013; 1.15 to 1 by March 31, 2014; and 1.2 to 1 by June 30, 2014;

ii.	the distribution shall not exceed FSA’s and FSHA’s combined net income for the previous month;

iii.	there exists no default under the Consent or any of the loan documents; and,

iv.	all distributions are included as post-net income on all quarterly financial statements.

Debt Service Coverage Ratio – the Company shall maintain a Debt Service Coverage Ratio of:1.0 to 1 by June 30, 2013; 1.05 to 1 by September 30, 2013; 1.1 to 1 by December 31, 2013; 1.15 to 1 by March 31, 2014; and 1.2 to 1 by June 30, 2014.

Minimum Tangible Net Worth – The Company must maintain a Minimum Tangible Net Worth (“MTNW”) for the quarter ending September 30, 2013, of at least the 2013 second quarter MNTW (defined as $11,127,023) plus 50% of the Company’s 2013 combined third quarter net income.

Financial Covenant Waiver – Legacy Bank has waived the financial covenants until January 15, 2014.

Tyche Transaction – On March 31, 2013, Graymark and TSH entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provides for the purchase of the preferred membership interests that Tyche owns in the Company under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, L.L.C. (“FSH”), Foundation Weightwise Holdings, L.L.C. (nka FSHA), FHA as well as the right to various equity interest in the affiliates of FSH, FSA and FHA (collectively “Foundation”).

The transactions under the Tyche Agreement were closed on July 22, 2013. Under the Tyche Agreement, TSH purchased from Tyche (i) all of Tyche’s right, title and interest in the Membership Interest Purchase Agreement; (ii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSH and the right to various equity interests in the affiliates of FSH; (iii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSHA and the right to various equity interest in the affiliates of FSHA; and (iv) all of Tyche’s right, title and interest in any preferred or non-preferred ownership interest in any Foundation entities that have been acquired as a result of the Membership Interest Purchase Agreement.

Under the Tyche Agreement, TSH paid $11,102,372 to Tyche and Tyche related entities and TSH issued promissory notes totaling $2,339,905 to Tyche and Tyche related entities for total consideration of $13,442,277. As further consideration for the Tyche Agreement, Graymark issued Tyche and certain Tyche related entities warrants for the purchase of Graymark’s common stock. The warrants issued included:

1.	Five year warrants for the purchase of a total of 1,937,500 shares of the Graymark’s common stock at a strike price of $1.00 per share;

2.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Graymark’s common stock at a strike price of $1.35 per share; and

3.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Graymark’s common stock at a strike price of $1.60 per share.

El Paso Real Estate Transaction – On August 30, 2013, Graymark and FSHA, entered into an Agreement of Sale and Purchase (“Purchase Sale Agreement” or “PSA”) with HCRI Texas Properties, Ltd. (“Seller”) and HC REIT pursuant to which FSHA agreed to acquire from Seller the real property occupied and certain personal property used by FSHA’s subsidiary East El Paso Physicians’ Medical Center, LLC (“EEPPMC”) under a master lease agreement (“Master Lease”) between EEPPMC, Seller and HCN.

The real property and other consideration covered by the Purchase Sale Agreement includes the hospital (“Hospital”) and medical office building (“MOB”) occupied by EEPPMC, an adjoining parcel of vacant land (“Excess Land”), the HC REIT Note 2, and certain personal property, including medical equipment, owned by Seller and attached to or located in and used in the operation of the Hospital and MOB (“Personal Property”). The purchase price under the Purchase Agreement was $39,066,428.

Simultaneous with the execution of the Purchase Sale Agreement, FSHA entered into an Agreement in Connection with Assignment and Assumption of PSA (“Assignment Agreement”) with DOC-FSH El Paso Medical Center, LLC (“DOC”) whereby FSHA assigned and DOC assumed, all of FSHA’s right, title, interest and obligations in, to and under the Purchase Sale Agreement, except for the Excess Land, Note and Personal Property. The consideration under the Assignment Agreement with DOC was $40,000,000 and was composed of the following:

1.	$39,066,428 which was paid directly to Seller;

2.	$400,000 which was retained by DOC as a security deposit for the performance of EEPPMC’s payment obligations under the Master Lease;

3.	$463,678 which was paid to Graymark and FSHA; and

4.	$69,894 which was paid on behalf of FSHA to cover certain legal and closing expenses.

FSHA has a one percent (1%) ownership interest in DOC. In conjunction with the Purchase Sale Agreement, HC REIT forgave the HC REIT Note 1, accrued and unpaid rent under an operating lease for the Hospital and the MOB of owed to HC REIT by EEPPMC of $4.3 million and a capital lease obligation owed by EEPPMC to HC REIT of $2.7 million.